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                                                                    Exhibit 23.1

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-45557) of ERP Operating Limited Partnership and in the related Prospectus of our report dated February 17, 1999, except for Note 36, as to which the date is March 5, 1999, with respect to the consolidated financial statements and schedule of ERP Operating Limited Partnership included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                          /s/ Ernst & Young LLP

                                          Ernst & Young LLP



Chicago, Illinois
March 26, 1999